SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF
                    THE SECURITIES EXCHANGE ACT OF 1934


Date of Report: December 15, 1999


                            The Mead Corporation
           (Exact name of registrant as specified in its charter)


        Ohio                        1-2267                   31-0535759
    (State or other               (Commission              (IRS Employer
    jurisdiction of               File Number)             Identification No.)
    incorporation)

Mead World Headquarters
Courthouse Plaza Northeast
Dayton, Ohio                                                      45463
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number including area code: (937) 495-4439


                               Not Applicable
       (Former name or former address, if changed since last report)



Item 5.  Other Events.

               On December 7, 1999, The Mead Corporation (the "Company") entered into Amendment No. 1 to the Rights Agreement (the "Amendment No. 1"), between the Company and BankBoston, N.A. (as successor to The First National Bank of Boston) (the "Rights Agent"), which amends the Rights Agreement (the "Rights Agreement"), dated as of November 9, 1996. Amendment No. 1 eliminated those provisions from the Rights Agreement that provided that the Rights generally may not be redeemed for one hundred eighty (180) days following a change in a majority of the Board as a result of a proxy contest or consent solicitation.

               A copy of Amendment No. 1 is attached hereto as Exhibit 1 and is incorporated herein by reference. The foregoing discussion does not purport to be complete and is qualified in its entirety by reference to such Exhibit.


Item 7.  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.    Exhibit
-----------    -------

        4 Amendment No. 1 to the Rights Agreement, dated as of December 7, 1999, between The Mead Corporation and BankBoston, N.A. (as successor to The First National Bank of Boston) as Rights Agent.


                                 SIGNATURES


               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         THE MEAD CORPORATION


                                         By: /s/ Timothy R. McLevish
                                            ____________________________
                                            Name:  Timothy R. McLevish
                                            Title: Vice President,
                                                   and Chief Financial Officer

Date:  December 15, 1999



                             INDEX TO EXHIBITS


    Exhibit No.      Exhibit                                             Page
    -----------      -------                                             ----

         4 Amendment No. 1 to the Rights Agreement, dated as of December 7, 1999, between The Mead Corporation and BankBoston, N.A., (as successor to The First National Bank Of Boston), as Rights Agent.